Exhibit 10.5

TANDEM DIABETES CARE, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

UNDER THE

2006 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of             , 200   by and between                      (hereinafter referred to as “Purchaser”), Tandem Diabetes Care, Inc., a Colorado corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Purchaser is an employee, director, Consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to issue shares of common stock to Purchaser for the consideration set forth herein to provide an incentive for Purchaser to continue to provide “Continuous Service” (as defined below) to the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Issuance of Shares. The Company hereby agrees to issue to Purchaser, and Purchaser hereby agrees to acquire, an aggregate of                      (                ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth.

2. Consideration. The purchase price for the Shares shall be $         per share (the “Purchase Price”), or $         in the aggregate, which shall be paid by the delivery of Purchaser’s check payable to the Company contemporaneous with the execution and delivery of this Agreement.

3. Vesting of Shares. Subject to Section 4(f) below, the Shares acquired hereunder shall vest and become “Vested Shares” as to 25% of the Shares on the first anniversary of the “Vesting Commencement Date,” and thereafter, the balance of the Shares shall become Vested Shares in a series of thirty-six (36) successive equal monthly installments for each full month of “Continuous Service” provided by the Purchaser, such that 100% of the Shares shall be Vested Shares on the fourth (4th) anniversary of the “Vesting Commencement Date.” Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Purchaser’s Continuous Service. For these purposes, the “Vesting Commencement Date” shall be the date first set forth above.

For purposes of this Agreement, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Purchaser resigns, is removed from office, or Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as Purchaser is engaged as a Consultant or other Service Provider.

4. Reconveyance Upon Termination of Service.

(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) all or any part of the Shares in the event that the Purchaser’s Continuous Service terminates for any reason (such date of termination of Continuous Service the “Termination Date”). Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Shares to the Company, as provided in this Section 4. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the “Right of First Refusal” with respect to any remaining Shares during the period and as set forth in Section 5 below.

(b) Consideration for Repurchase Right. The repurchase price of the Shares (the “Repurchase Price”) shall be determined as follows:

(i) the Repurchase Price for any Vested Shares shall be equal to the Fair Market Value of such Vested Shares as of the Termination Date; and

(ii) the Repurchase Price for any Unvested Shares shall be equal to the lesser of (1) the Purchase Price of such Unvested Shares, or (2) the Fair Market Value of the Unvested Shares (as determined in accordance with the Plan) as of the Termination Date.

(c) Procedure for Exercise of Reconveyance Option. For ninety (90) days after the Termination Date or other event described in this Section 4, the Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Shares which the Company desires to purchase. The Repurchase Price for the Shares (as determined pursuant to Section 4(b)) shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the Right of First Refusal with respect to any such remaining Shares as set forth in Section 5 below.

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Shares in the aggregate amount of the purchase price to be paid as set forth in paragraph 4(b) above.

(e) Deposit of Unvested Shares. Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.

(f) Termination. The provisions of this Section 4 shall automatically terminate, and the Shares shall not be subject to the Repurchase Right (and thus shall become Vested Shares):

(i) In accordance with Section 4(g) below; and

(ii) Upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (a “Public Offering”).

(g) Notwithstanding Section 3, if Purchaser holds Shares at the time a Change in Control occurs, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and the Shares subject to those terminated Repurchase Rights shall immediately vest in full except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such Change in Control. Notwithstanding the foregoing sentence, if pursuant to a Change in Control the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Repurchase Rights shall not terminate and vesting of the Shares shall not accelerate in connection with such Change in Control; provided, however, if Purchaser’s Continuous Service is terminated pursuant to an Involuntary Termination (as defined below) within twelve (12) months following such Change in Control, all Repurchase Rights shall terminate and vesting of the Shares or any substituted shares shall accelerate in full automatically effective upon such Involuntary Termination.

For purposes of this 4(g), the following terms shall have the meanings set forth below:

(1) “Involuntary Termination” shall mean the termination of Purchaser’s Continuous Service by reason of:

(A) Purchaser’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser) for reasons other than Misconduct (as defined below), or

(B) Purchaser’s voluntary resignation following (x) a change in Purchaser’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Purchaser’s duties and responsibilities or the level of management to which Purchaser reports, (y) a reduction in Purchaser’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%), or (z) a relocation of Purchaser’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Purchaser’s written consent.

“Misconduct” shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Purchaser of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Purchaser to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Purchaser involving malfeasance or gross negligence in the performance of Purchaser’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Purchaser which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Purchaser, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Purchaser or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

(h) If the Purchaser: (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors; (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Shares and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date; or (iii) is required to transfer the Shares by operation of law or by order or decree of any court, then the Company shall have the option to exercise the Repurchase Right, whether or not the Continuous Service of the Purchaser shall then have terminated.

(i) The Company may assign its Repurchase Right under this Section 4 and its right of first refusal under Section 5 below without the consent of the Purchaser.

5. Right of First Refusal.

(a) The Shares acquired pursuant to this Agreement that are subject to the Repurchase Right may be sold by the Purchaser only in compliance with the provisions of this Section 5, and subject in all cases to compliance with the provisions of Section 6 hereof. Prior to any intended sale, Purchaser shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Purchaser proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Purchaser specifying the number of Offered Shares that the Company or its nominee(s) elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Purchaser, the Company and/or its nominee(s) shall deliver to the Purchaser a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 5, against delivery by the Purchaser of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. However, (i) should the purchase price specified in the Offered Notice be payable in property other than cash or evidences of indebtedness, the Company or its nominee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property, and (ii) if there is no purchase price for the intended disposition, the Company or its nominee(s) shall have the right to purchase any or all of the Offered Shares for a purchase price in the form of cash equal in amount to the value of such Offered Shares. If the Purchaser and the Company or its nominee(s) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Offer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Purchaser and the Company or its nominee(s) or, if they cannot agree on an appraiser within ten (10) days after the Company’s receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

(c) If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Purchaser shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Purchaser in Section 8 of this Agreement. Such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 5.

(d) The Purchaser may transfer all or any portion of the Shares to a trust established for the sole benefit of the Purchaser and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 5, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 5.

(e) Any transferee of the Shares pursuant to this Section 5, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 5.

(f) Until such time as the Company’s right of first refusal lapses and ceases to have effect pursuant to the provisions of Section 5(g), the stock certificates for the Shares purchased pursuant to this Agreement shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS NOMINEE(S)) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(g) The rights provided the Company and its nominee(s) under this Section 5 shall terminate upon the consummation of a Public Offering as defined in Section 4(f) above, or immediately prior to the consummation of a Change in Control whereupon the Shares will be exchanged for shares of a successor corporation, which shares are Publicly Traded (as defined in the Plan).

6. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.

7. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Agreement and such securities laws).

8. Investment Representations. The Purchaser acknowledges that he or she is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended. In this connection, the Purchaser warrants and represents to the Company as follows:

(a) The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

(b) The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c) The Purchaser realizes that the purchase of the Shares is a highly speculative investment and represents that the Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

(d) The Company hereby discloses to the Purchaser and the Purchaser hereby acknowledges that:

(i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

(ii) the share certificate representing the Shares will be stamped with the legends restricting transfer specified in this Agreement between the Company and the Purchaser; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e) The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full Purchase Price for the Shares at least one (1) year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

(f) Without in any way limiting any of the other provisions of this Agreement or its representations set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Shares which the Purchaser is purchasing unless and until:

(i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) (A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Purchaser shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

9. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of a sale of Shares by the Purchaser pursuant to Section 5, the Purchaser shall furnish to the Company proof that such sale was made in compliance with the provisions of Section 5 as to price and general terms of such sale.

10. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.

11. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

12. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

13. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

14. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

15. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

18. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of California.

19. No Agreement to Employ. Nothing in this Agreement shall obligate the Company or its Affiliates, or their respective stockholders, Board of Directors, officers or employees to continue any relationship that Purchaser might have as a director, consultant or employee of the Company. The right of the Company or any of its subsidiaries to terminate at will the Purchaser’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

20. “Market Stand-Off” Agreement. Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Purchased Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

21. Tax Elections. Purchaser understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the Shares. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended (“Code”); Purchaser further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event Purchaser determines to make a Section 83(b) election, Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.

22. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

Tandem Diabetes Care, Inc.

By:

Name:
(Print Name)
Title:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                     , a party to the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                     , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)